UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 13, 2018, the U.S. Court of Appeals for the Federal Circuit affirmed the decision of the U.S. District Court for the District of Delaware (the “Delaware District Court”) that West Ward Pharmaceuticals (“West Ward”), a subsidiary of Hikma Pharmaceuticals, infringed Vanda Pharmaceuticals Inc.’s (“Vanda”) U.S. Patent number 8,586,610 (the “’610 Patent”) for Fanapt®. As previously disclosed, the Delaware District Court previously ruled that Vanda was entitled to a permanent injunction against West Ward enjoining West Ward from infringing the ‘610 Patent, including the manufacture, use, sale, offer to sell, distribution or importation of any generic iloperidone product described in West Ward’s Abbreviated New Drug Application for a generic version of Fanapt® until the expiration of the ‘610 Patent in November 2027.

A press release announcing the decision of the U.S. Court of Appeals for the Federal Circuit is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release of Vanda Pharmaceuticals Inc. dated April 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

Dated: April 13, 2018	By:	/s/ Richard L. Gulino
	Name:	Richard L. Gulino
	Title:	Senior Vice President, General Counsel